Exhibit 99.4

Elliott Associates, L.P. Elliott International, L.P. Elliott International Capital Advisors Inc. 40 West 57th Street New York, NY 10019	Bluescape Energy Partners LLC BEP Special Situations 2 LLC 200 Crescent Court, Suite 1900 Dallas, Texas 75201

TERMINATION AGREEMENT

Reference is made to that certain Amended and Restated Agreement by and between Elliott Associates, L.P. (“EALP”), Elliott International, L.P. (“EILP”) and Elliott International Capital Advisors Inc. (together with EALP and EILP, “Elliott”) and Bluescape Energy Partners LLC (“BEP”) and BEP Special Situations 2 LLC (together with BEP, “Bluescape”), dated as of January 16, 2017 (the “Original Agreement”). Pursuant to Section 7 of the Original Agreement, Elliott and Bluescape hereby mutually agree to terminate the Original Agreement, effective immediately (the “Termination”). Each of Elliott and Bluescape hereby agree and acknowledge that as of the execution hereof (i) they have no agreement, arrangement or understanding whatsoever among themselves with respect to the acquisition, holding, voting or disposition of securities of NRG Energy, Inc. and (ii) each may vote or dispose of any securities of NRG Energy, Inc. that they may beneficially own in their sole discretion, subject to any contractual obligations each may have to other third parties. For the avoidance of doubt, Sections 4 and 10 of the Original Agreement shall survive the Termination.

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The parties have caused this Termination Agreement to be executed as of February 13, 2017.

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P.,
its General Partner

By:	Braxton Associates, Inc.,
its General Partner

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors Inc.,
as Attorney-in-Fact

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

BLUESCAPE ENERGY PARTNERS LLC

By:	/s/ Jonathan Siegler
Name:	Jonathan Siegler
Title:	Chief Financial Officer

BEP SPECIAL SITUATIONS 2 LLC

By:	/s/ Jonathan Siegler
Name:	Jonathan Siegler
Title:	Chief Financial Officer